UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: October 14, 2016
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 – Entry into a Material Definitive Agreement
Indenture Forbearance Agreement
As previously disclosed, on July 15, 2016, Forbes Energy Services Ltd., or the Company, and its domestic subsidiaries, or the Subsidiaries, entered into a forbearance agreement, or the Indenture Forbearance Agreement, with holders of over a majority of the Company’s 9% senior notes due 2019, or the Forbearing Holders, pursuant to the Indenture (as defined below). Pursuant to the Indenture Forbearance Agreement, the Forbearing Holders agreed that they would forbear through September 16, 2016 from exercising default remedies or accelerating any indebtedness under the Indenture resulting from the Company’s failure to make its semi-annual interest payment due on June 15, 2016 on the 9% senior notes due 2019, or the Missed Interest Payment.
On September 13, 2016, the Company, the Subsidiaries and the Forbearing Holders entered into Amendment No. 1 to the Forbearance Agreement to extend the forbearance period under the Indenture Forbearance Agreement until the earlier to occur of (i) 11:59 p.m. Central Time on October 14, 2016 and (ii) certain other specified events under the terms of the Indenture Forbearance Agreement.
On October 14, 2016, the Company, the Subsidiaries and the Forbearing Holders entered into Amendment No. 2 to the Forbearance Agreement, or the Second Amendment, to extend the forbearance period under the Indenture Forbearance Agreement, as previously amended, until the earlier to occur of (i) 11:59 p.m. Central Time on November 15, 2016 and (ii) certain other specified events under the terms of the Indenture Forbearance Agreement, including the termination of the Loan Forbearance Agreement (as defined below).
The term “Indenture” means the indenture, dated as of June 7, 2011, among the Company, as issuer, the Subsidiaries, as subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee, governing the terms of the 9% senior notes due 2019.
Loan Forbearance Agreement
As previously disclosed, on July 15, 2016, the Company and the Subsidiaries entered into a forbearance agreement and an amendment, or the Loan Forbearance Agreement, to the Loan and Security Agreement (as defined below). Pursuant to the Loan Forbearance Agreement, the Agent and the Lenders (each as defined below) agreed that they would forbear through October 14, 2016 from exercising default remedies or accelerating any indebtedness under the Loan Agreement resulting from the Missed Interest Payment.
On October 14, 2016, the Company, the Subsidiaries, the Agent and the Lenders entered into the First Amendment to Forbearance Agreement and Fourth Amendment to Loan and Security Agreement, or the Loan Forbearance Agreement Amendment, to extend the forbearance period under the Loan Forbearance Agreement until the earlier to occur of (i) 5.01 p.m. on December 28, 2016 and (ii) certain other specified events under the terms of the Loan Forbearance Agreement.
The term “Loan Agreement” means the Company’s loan and security agreement, dated as of September 9, 2011, with Regions Bank, as agent for the secured parties, or the Agent, and the lenders party thereto, or the Lenders.
The Company and the Subsidiaries entered into the Second Amendment and the Loan Forbearance Agreement Amendment to provide the Company and the Subsidiaries with additional time to continue discussions with the Forbearing Holders, the Agent and the Lenders with respect to a proposed financial restructuring of the Company.
The foregoing descriptions are summaries and are qualified in their entirety by reference to the Second Amendment and the Loan Forbearance Agreement Amendment.  The forms of the Second Amendment and the Loan Forbearance Agreement Amendment executed and delivered are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are hereby incorporated by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.
	10.1	Amendment No. 2 to the Forbearance Agreement, dated as of October 14, 2016.
	10.2	First Amendment to Forbearance Agreement and Fourth Amendment to Loan and Security Agreement made and entered into on October 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.
Date: October 18, 2016                    By: /s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer